US PRECIOUS METALS, INC. (USPR) ANNOUNCES APPOINTMENT OF AMBASSADOR HANS HERTELL AS CHAIRMAN AND SCOTT HARTMAN AS CHIEF EXECTIVE OFFICER

New York, NY- January 12, 2015- US Precious Metals, Inc.  (OTCQB: USPR) announces that on January 9, 2015 Former Ambassador Hans H. Hertell has become Chairman of its Board of Directors and Mr. Scott Hartman has become its Chief Executive Officer.

An attorney with over 30 years experience in government, public affairs, business, and banking, Ambassador Hans H. Hertell was sworn in as the United States Ambassador to the Dominican Republic on November 8, 2001. At the time, the Dominican Republic was the fourth largest trading partner of the United States in the Western Hemisphere after Canada, Brazil, and Mexico, and the largest economy in Central America and the Caribbean. When he finished his tour on May 1, 2007, Ambassador Hertell was the second longest serving U.S. Ambassador in the world.

Mr. Scott Hartman has over 20 years of experience as an executive (including Chief Executive Officer roles) and board member of both public and privately held businesses. Mr. Hartman has been one of the founders of two different private equity firms and founded his own merchant bank, Hartman Investments, LLC, in 1999. Hartman Investments, LLC makes control and non-control equity investments in micro-cap companies in various industries, sources debt and equity growth capital to small and micro-cap businesses. Additionally, Mr. Hartman manages assets through the Encore Advisors Platform for high-net worth individuals, corporations, endowments and foundations.

On that same date, Mr. Jerry Pane resigned as Chairman, Chief Executive Officer, and member of its Board of Directors due to health reasons.

Ambassador Hertell stated, “I am delighted to assume the role of Chairman of the Board of Directors of USPR as we move to prove our asset in Michoacán, Mexico.”

Mr. Scott Hartman said, ”On behalf myself and our shareholders, I want to thank Jerry Pane for leading USPR for the last 3 plus years. During his tenure, Mr. Pane has assembled a stellar Board of Directors, completed satellite imaging of our property along with completing the ground analysis of some of the 71 imaged anomalies. Mr. Hartman went on to say, ”We will miss Mr. Pane who has substantially improved the positioning of USPR in the marketplace.”

Mr. Hartman continued, “I am excited to become CEO of USPR as we prepare to enter the drilling stage in the near future and to “prove” this valuable asset. I will keep our shareholders informed of all our progress as we move forward”.

For further information, visit the Company’s website: www.usprgold.com.

This press release may contain certain "forward-looking statements" relating to the business of U.S. Precious Metals, Inc. and its subsidiary. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects", “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's annual report of Form 10-K and its periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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Steve Chizzik
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